July 22, 2021 Q2 2021 – Supplemental Information Exhibit 99.2

Forward-Looking Statements This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that reflect the current views of BankUnited, Inc. (“BankUnited,” “BKU” or the “Company”) with respect to, among other things, future events and financial performance. The Company generally identifies forward-looking statements by terminology such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates,” "forecasts" or the negative version of those words or other comparable words. Any forward-looking statements contained in this presentation are based on the historical performance of the Company and its subsidiaries or on the Company’s current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company that the future plans, estimates or expectations contemplated by the Company will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions, including (without limitation) those relating to the Company’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including as impacted by the COVID-19 pandemic. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from those indicated in these statements. These factors should not be construed as exhaustive. The Company does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements. Information on these factors can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K, which are available at the SEC’s website (www.sec.gov). 2

Financial Highlights

Continued Strong Results; Positive Credit Trends 4 Operating results Continued improvement in deposit mix Asset Quality Robust capital levels • EPS for the quarter of $1.11 • Annualized ROE for the 6 months ended June 30 of 13.2% and ROA of 1.15% • PPNR increased to $112.6 million, from $103.3 million linked quarter. • Net interest income grew by $2 million linked quarter and $8 million compared to Q2 2020 • NIM relatively stable at 2.37% compared to 2.39% for the prior quarter; impacted by elevated liquidity • Recovery of credit losses of $(28) million reflecting an improving economic forecast • Non-interest DDA grew by $869 million for the quarter • Non-interest DDA now 31% of total deposits compared to 25% at 12/31/20 • Average non-interest DDA up $2.9 billion compared to Q2 2020 • Average total cost of deposits continued to decline, to 0.25% for the quarter • “Spot” APY on total deposits was 0.22% at June 30, 2021 • Total criticized and classified loans declined by $541 million or 21% during the quarter • Loans on short-term deferral and CARES Act Modifications totaled $497 million at June 30, 2021, down $265 million in total from March 31 • The Company's Board authorized the repurchase of up to an additional $150 million in shares of common stock • CET1 ratios of 13.5% at the holding company and 15.1% at the bank at June 30, 2021 • Book value per share grew to $33.91 and tangible book value grew to $33.08 at June 30, 2021

Highlights from Second Quarter Earnings

BankUnited

($ in millions, except per share data)	Q2 21	Q1 21	Q2 20	Change From Q1 21	Change From Q2 20	Key Highlights
Net Interest Income	$198	$196	$190	$2	$8	
Provision for (Recovery of) Credit Losses	($28)	($28)	$25	$0	($53)	Improving economic forecast and reductions in criticized/classified loans
Total Non-interest Income	$33	$30	$38	$3	($5)	
Total Non-interest Expense	$118	$123	$106	($5)	$12	
Net Income	$104	$99	$77	$5	$27	
EPS	$1.11	$1.06	$0.80	$0.05	$0.31	
Pre-Provision, Net Revenue (PPNR) (1)	$113	$103	$122	$10	($9)	
Period-end Loans	$22,885	$23,361	$23,835	($476)	($950)	
Period-end Non-interest DDA	$8,834	$7,966	$5,883	$869	$2,951	51% YoY non-interest DDA growth
Period-end Deposits	$28,609	$27,732	$26,070	$877	$2,539	10% YoY deposit growth, primarily from non-interest bearing
CET1	13.5%	13.2%	11.8%	0.3%	1.7%	
Total Capital	15.4%	15.2%	13.9%	0.2%	1.5%	
Yield on Loans	3.59%	3.58%	3.71%	0.01%	(0.12%)	
Cost of Deposits	0.25%	0.33%	0.80%	(0.08%)	(0.55%)	Spot APY on total deposits declined to 0.22% at June 30, 2021
Net Interest Margin	2.37%	2.39%	2.39%	(0.02%)	(0.02%)	
Non-performing Assets to Total Assets (2)	0.83%	0.67%	0.60%	0.16%	0.23%	Increase in NPA ratio attributable to one commercial relationship
Allowance for Credit Losses to Total Loans	0.77%	0.95%	1.12%	(0.18%)	(0.35%)	
Net Charge-offs to Average Loans (3)	0.24%	0.17%	0.20%	0.07%	0.04%	

(1) PPNR is a non-GAAP financial measure. See section entitled "Non-GAAP Financial Measures" on page 31
(2) Includes guaranteed portion of non-accrual SBA loans.
(3) Annualized

5

Continuing to Transform our Deposit mix ($ in millions) 6 $6,335 $6,820 $7,347 $4,807 $3,784 $2,978 $10,715 $11,262 $10,622 $12,660 $12,885 $13,579 $1,758 $1,771 $2,131 $3,020 $3,097 $3,218 $3,071 $3,621 $4,295 $7,009 $7,966 $8,834$21,879 $23,474 $24,395 $27,496 $27,732 $28,609 12/31/17 12/31/18 12/31/19 12/31/20 3/31/21 6/30/21 Non-interest Demand Interest Demand Money Market / Savings Time Non-interest bearing demand deposits have grown at a compound annual growth rate of 62% since December 31, 2019 Quarterly Cost of Deposits 0.94% 1.52% 1.48% 0.43% 0.33% 0.25% Non-interest bearing as % of total deposits 14.0% 15.4% 17.6% 25.5% 28.7% 30.9% We have consistently priced down our deposit portfolio since the Fed began lowering interest rates in late 2019 Spot Average Annual Percentage Yield (“APY”) At December 31, 2019 At March 31, 2020 At June 30, 2020 At September 30, 2020 At December 31, 2020 At March 31, 2021 At June 30, 2021 Total non-maturity deposits 1.11% 0.83% 0.44% 0.37% 0.29% 0.24% 0.20% Total interest-bearing deposits 1.71% 1.35% 0.82% 0.65% 0.48% 0.36% 0.30% Total deposits 1.42% 1.12% 0.65% 0.49% 0.36% 0.27% 0.22%

Prudently Underwritten and Well-Diversified Loan Portfolio At June 30, 2021 ($ in millions) 7 Loan Portfolio Over Time CRE C&I Lending Subs Residential Loan Product Type $4,949 $5,661 $6,348 $6,582 $7,076 $7,501 $7,493 $6,896 $6,666 $6,200 $6,478 $6,718 $6,448 $5,981 $6,167 $782 $912 $492 $432 $768 $1,259 $1,146 $1,018$2,617 $2,515 $2,133 $2,074 $1,932 $21,977 $23,155 $23,866 $23,361 $22,885 12/31/18 12/31/19 12/31/20 3/31/21 6/30/21 Residential CRE C&I PPP Mortgage Warehouse Lending Lending Subs Non-owner Occupied 76% Multi- family 20% Construction and Land 4% Commercial and Industrial 63% Owner Occupied 30% SBA PPP 7% Pinnacle 54% Bridge - Franchise 24% Bridge - Equipment 22% 30 Yr Fixed 22% 15 & 20 Year Fixed 10%10/1 ARM 15% 5/1 & 7/1 ARM 25% Formerly Covered 2% Govt Insured 26%

SBA PPP Loans At June 30, 2021 ($ in millions) 8 Loan Count UPB Loan Count UPB Loans funded to date 3,581 876$ 1,420 291$ Forgiveness applications received 3,307 761$ - -$ Full forgiveness granted / loan paid off 3,063 628$ - -$ First Draw Program Second Draw Program

Allowance for Credit Losses

CECL Methodology

BankUnited

Underlying Principles

- The ACL under CECL represents management's best estimate at the balance sheet date of expected credit losses over the life of the loan portfolio.
- Required to consider historical information, current conditions and a reasonable and supportable economic forecast.
- For most portfolio segments, BankUnited uses econometric models to project PD, LGD and expected losses at the loan level and aggregates those expected losses by segment.
- Qualitative adjustments may be applied to the quantitative results.
- Accounting standard requires an estimate of expected prepayments which may significantly impact the lifetime loss estimate.

Economic Forecast

- Our ACL estimate was informed by Moody's economic scenarios published in June 2021.
  - Unemployment at 5.2% for Q3 2021, steadily declining to 4.5% through end of 2021, and continuing to 3.5% by end of 2022
  - Annualized growth in GDP at 6.7% for Q3 2021, increasing to 6.8% by end of 2021 and an average of 3.1% throughout 2022
  - VIX trending at stabilized levels through the forecast horizon
  - S&P 500 averaging near 4,000 through the R&S period
- 2 year reasonable and supportable forecast period.

Key Variables

- The models ingest numerous national, regional and MSA level economic variables and data points. Economic data and variables to which portfolio segments are most sensitive:
  - Commercial
    - Market volatility index
    - S&P 500 index
    - Unemployment rate
    - A variety of interest rates and spreads
  - CRE
    - Unemployment
    - CRE property forecast
    - 10-year treasury
    - Baa corporate yield
    - Real GDP growth
  - Residential
    - HPI
    - Unemployment rate
    - Real GDP growth
    - Freddie Mac 30-year rate

10

Drivers of Change in the ACL 11 ACL 3/31/21 ACL 6/30/21 Net Portfolio Migration ($ in millions) % of Total Loans 0.95% 0.77% • Risk rating migration • Changes in specific reserves • $27.2MM increase related to one C&I loan • New loans • Exits/runoff • Portfolio composition changes • Seasoning • Resi loans exiting deferral • Changes in borrower financial condition • Current market adjustment • Changes to forward path of economic forecast Change in Qualitative Overlay Net Charge- Offs Economic Forecast Portfolio Changes

Allocation of the ACL

BankUnited

($ in millions)

	December 31, 2020		March 31, 2021		June 30, 2021	
	Balance	% of Loans	Balance	% of Loans	Balance	% of Loans
Residential and other consumer	$ 18.7	0.29%	$ 15.8	0.24%	$ 11.9	0.17%
Commercial:						
Commercial real estate	104.6	1.52%	95.2	1.43%	44.1	0.71%
Commercial and industrial	91.0	1.07%	78.6	0.98%	98.6	1.28%
Pinnacle	0.3	0.03%	0.2	0.02%	0.2	0.02%
Franchise finance	36.3	6.61%	24.4	4.65%	15.6	3.37%
Equipment finance	6.4	1.34%	6.7	1.46%	5.2	1.23%
Total commercial	238.6	1.36%	205.1	1.22%	163.7	1.04%
Allowance for credit losses [2]	$ 257.3	1.08%	$ 220.9	0.95%	$ 175.6	0.77%

Asset Quality Ratios	December 31, 2020	March 31, 2021	June 30, 2021
Non-performing loans to total loans [1][3]	1.02%	1.00%	1.28%
Non-performing assets to total assets [3]	0.71%	0.67%	0.83%
Allowance for credit losses to non-performing loans [1]	105.26%	94.56%	60.02%
Net charge-offs to average loans	0.26%	0.17%	0.24%

(1) Non-performing loans and assets include the guaranteed portion of non-accrual SBA loans totaling $47.7 million, $48.2 million, and $51.3 million or 0.21%, 0.21%, and 0.22%, of total loans and 0.13%, 0.14%, and 0.15% of total assets, at June 30, 2021, March 31, 2021, and December 31, 2020.

(2) ACL to total loans, excluding government insured residential loans, PPP loans and MWL, which carry nominal or no reserves, was 0.90%, 1.13% and 1.26% at June 30, 2021, March 31, 2021, and December 31, 2020, respectively. See section entitled "Non-GAAP Financial Measures" on page 32.

(3) The increase in non-performing loans to total loans and non-performing assets to total assets at June 30, 2021 was primarily attributable to one $69 million commercial and industrial relationship.

12

Loan Portfolio and Credit

Loan Portfolio – Geographic Distribution At June 30, 2021 Commercial (1) Residential CRE (1) Includes PPP, MWL, BFG and Pinnacle FL 37% NY Tri-State Area 22% Other 41% 14 CA 32% FL 9% NY 22% Other 37% FL 56% NY Tri-State Area 35% Other 9%

Loan Portfolio – Granular, Diversified Commercial & Industrial Portfolio
At June 30, 2021

BankUnited

($ in millions)

- Includes $2.0 billion of owner-occupied real estate
- Some key observations:
  - Educational services – well established private colleges, universities and high schools
  - Transportation and warehousing – cruise lines, aviation authorities, logistics
  - Health care – larger physician practice management companies, HMO's, mental health & substance abuse; no small practices
  - Arts and entertainment – stadiums, professional sports teams, gaming
  - Accommodation and food services – time share, direct food services businesses and concessionaires

Industry	Balance(1)	Commitment	% of Portfolio
Finance and Insurance	$ 940	$ 1,802	15.2%
Educational Services	695	742	11.3%
Wholesale Trade	601	924	9.7%
Transportation and Warehousing	458	555	7.4%
Health Care and Social Assistance	406	508	6.6%
Manufacturing	350	527	5.7%
Information	389	566	6.3%
Retail Trade	305	413	4.9%
Accommodation and Food Services	250	299	4.1%
Real Estate and Rental and Leasing	312	506	5.1%
Public Administration	232	248	3.8%
Professional, Scientific, and Technical Services	223	347	3.6%
Other Services (except Public Administration)	236	292	3.8%
Construction	209	355	3.4%
Administrative and Support and Waste Management	166	232	2.7%
Arts, Entertainment, and Recreation	173	218	2.8%
Utilities	164	252	2.7%
Other	58	86	0.9%
	$ 6,167	$ 8,872	100.0%

(1) Excludes PPP loans

15

Loan Portfolio – Commercial Real Estate by Property Type
At June 30, 2021

($ in millions)

Property Type		Balance	FL	NY Tri State	Other	Wtd. Avg. DSCR	Wtd. Avg. LTV		Non-Performing
Office	$	1,986	60%	25%	15%	2.32	62.6%	$	5
Multifamily		1,361	40%	55%	5%	1.72	59.0%		7
Retail		1,226	54%	39%	7%	1.53	68.7%		21
Warehouse/Industrial		861	64%	23%	13%	2.27	56.4%		-
Hotel		594	76%	15%	9%	1.17	56.7%		22
Other		172	38%	32%	30%	1.90	56.2%		8
	$	6,200	56%	35%	9%	1.90	61.4%	$	63

- Commercial real estate loans are secured by income-producing, non-owner occupied properties, typically with well capitalized middle market sponsors
- Construction and land loans, included in the table above by property type, represent only 1% of the total loan portfolio.
- Average rent collections for the second quarter, based on a sample of borrowers:
  - Office – 98% NY, 98% FL
  - Multi-family – 91% NY, 96% FL
  - Retail – 85% NY, 95% FL
- Hotel occupancy – 75% for second quarter of 2021 excluding one NY hotel which re-opened in June.
- All non-performing hotel loans are in the SBA portfolio.
- NY Commercial Real Estate portfolio contains $163 million of mixed-used properties; $86 million included in the table above in multi-family, $58 million in retail and $19 million in office.
- Non-performing CRE loans declined by 22% this quarter

16

Loan Portfolio – Deferrals and Modifications
At June 30, 2021

BankUnited

($ in millions)

- Loans subject to COVID related deferral or modification under the CARES Act totaled $497 million down from $762 million at March 31, 2021. By comparison, at June 30, 2020 we reported that we had granted initial 90-day payment deferrals on $3.6 billion of loans.
- Commercial CARES Act modifications are most often 9 to 12-month interest only periods.
- $218 million in commercial loans have rolled off of deferral/modification. 100% of them have resumed regular payments.
- Through June 30, 2021 a total of $532 million of residential loans, excluding government insured loans had been granted at least one short term (90 day) deferral.

	Under Short Term Deferral or CARES Act Modification as of June 30, 2021	% of Portfolio	Loans That Have Rolled Off of Short-Term Deferral or CARES Act Modification			
			Paid Off or Paying as Agreed		Not Resumed Regular Payments	
			Balance	% of loans	Balance	% of loans
Residential -excluding government insured	$ 59 (1)	1%	$ 439	93%	$ 34	7%
CRE by Property Type:						
Retail	$ 16	1%	$ 3	100%	$ -	-
Hotel	225	42%	118	100%	-	-
Office	45	2%	-	-	-	-
Multifamily	14	1%	10	100%	-	-
Total CRE	$ 300	5%	$ 131	100%	$ -	-
C&I - Industry:						
Accomm. and Food Services	$ 31	12%	$ -	-	$ -	-
Retail Trade	32	11%	1	100%	-	-
Finance and Insurance	17	2%	1	100%	-	-
Other	32	3%	60	100%	-	-
Total C&I	$ 112	2%	$ 62	100%	$ -	-
BFG - Franchise	$ 26	6%	$ 25	100%	$ -	-
Total Commercial	$ 438	3%	$ 218	100%	$ -	-
Total	**$ 497**	**2%**	**$ 657**	**95%**	**$ 34**	**5%**

1. Includes $20 million in residential loans modified under the CARES act that are continuing to make payments.

17

Loan Portfolio – Retail At June 30, 2021 ($ in millions) Retail - Commercial Real Estate • No significant mall or “big box” exposure • $40 million and $18 million of Retail-Unanchored and Retail-Anchored, respectively, are mixed-used properties Retail – Commercial & Industrial 18 Property Type Balance Short-Term Deferral or CARES Modification Non-Performing Loans Special Mention Classified Retail - Anchored 628$ 6$ 10$ 19$ 41$ Retail - Unanchored 547 10$ 11 2 186 Construction to Perm 7 - - - 4 Gas Station 22 - - - - Restaurant 22 - - - 10 1,226$ 16$ 21$ 21$ 241$ Industry Not Secured by Real Estate Owner Occupied Real Estate Total Balance Short-Term Deferral or CARES Modification Non- Performing Loans Special Mention Classified Gasoline Stations 1$ 82$ 83$ -$ 1$ 1$ 2$ Health and Personal Care Stores 35 6 41 13 - - 13 Furniture Stores 15 5 20 - 1 - 1 Vending Machine Operators 20 - 20 19 - - 20 Specialty Food Stores 1 11 12 - 1 - 1 Grocery Stores 1 19 20 - - - 1 Automobile Dealers 8 6 14 - - - - Clothing Stores 1 10 11 - - - 3 Florists 11 - 11 - - - - Other 29 44 73 - 3 1 9 122$ 183$ 305$ 32$ 6$ 2$ 50$

Loan Portfolio – BFG Franchise Finance At June 30, 2021 ($ in millions) Portfolio Breakdown by Concept Portfolio Breakdown by Geography CA 20% FL 10% TX 7% UT 7% Other 56% 19 Balance % of BFG Franchise Short-Term Deferral or CARES Modification Non-Performing Loans Special Mention Classified Restaurant Concepts: Burger King 59$ 12% -$ -$ -$ 21$ Popeyes 20 4% - - - 6 Dunkin Donuts 19 4% - - - 15 Jimmy John's 17 4% - - - 5 Domino's 8 2% - - - - Other 147 32% 26 28 2 60 270$ 58% 26$ 28$ 2$ 107$ Non-Restaurant Concepts Planet Fitness 93$ 20% -$ -$ -$ 64$ Orange Theory Fitness 70 15% - 5 - 67 Other 31 7% - - - 14 194$ 42% -$ 5$ -$ 145$

Loan Portfolio – Hotel At June 30, 2021 ($ in millions) • 76% of our exposure is in Florida, followed by 15% in New York • Includes $57.6 million in SBA loans • All hotel properties in FL and NY are now open • Total criticized and classified hotel loans decreased by $207 million during the quarter ended June 30, 2021, to $314 million from $521 million at March 31. Exposure by Flag Marriott $171 29% Independent $151 26% Others $101 17% Hilton $85 14% IHG $48 8% Sheraton $38 6% Total Portfolio: $594 million 20

Credit Quality – Residential At June 30, 2021 High quality residential portfolio consists of primarily prime jumbo mortgages with de-minimis charge- offs since inception as well as fully government insured assets FICO Distribution(1) Breakdown by LTV(1) Breakdown by Vintage(1) (1) Excludes government insured residential loans. FICOs are refreshed routinely. LTVs are typically based on valuation at origination. <720 or NA 11% 720-759 18% >759 71% 60% or less 34% 61% - 70% 25% 71% - 80% 39% More than 80% 2% Prior 32% 2017 9% 2018 6% 2019 9% 2020 23% 2021 21% 21

Asset Quality Metrics Non-performing Loans to Total Loans(2) Non-performing Assets to Total Assets(2) Net Charge-offs to Average Loans(1) (1) YTD net charge-offs, annualized at March 31, 2021 and June 30, 2021. (2) The increase in non-performing loans to total loans and non-performing assets to total assets at June 30, 2021 was primarily attributable to one $69 million commercial and industrial relationship. 0.88% 1.02% 1.00% 1.28% 0.68% 0.80% 0.79% 1.07% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 12/31/19 12/31/20 3/31/21 6/30/21 Incl. guaranteed portion of non-accrual SBA loans Excl. guaranteed portion of non-accrual SBA loans 0.63% 0.71% 0.67% 0.83% 0.49% 0.56% 0.53% 0.70% 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 12/31/19 12/31/20 3/31/21 6/30/21 Incl. guaranteed portion of non-accrual SBA loans Excl. guaranteed portion of non-accrual SBA loans 22 0.05% 0.26% 0.17% 0.24% 0.00% 0.20% 0.40% 0.60% 12/31/19 12/31/20 3/31/21 6/30/21

Non-Performing Loans by Portfolio Segment ($ in millions) (1) Includes the guaranteed portion of non-accrual SBA loans totaling $47.7 million, $48.2 million, $51.3 million, and $45.7 million at June 30, 2021, March 31, 2021, December 31, 2020, and December 31, 2019, respectively. $19 $29 $26 $46 $18 $36 $38 $27 $6 $24 $13 $7 $65 $43 $58 $119 $21 $14 $45 $36 $33 $62 $67 $63 $61 $205 $244 $234 $293 12/31/19 12/31/20 3/31/21 6/30/21 Residential and Other Consumer CRE Multifamily C&I Equipment Franchise SBA(1) 23

Criticized and Classified Loans ($ in millions) Commercial Real Estate Commercial & Industrial (2) Franchise Finance(1) Equipment Finance SBA(3) (1) Substandard non-accruing and doubtful includes $0.5 million of loans rated doubtful at June 30, 2021. (2) Substandard non-accruing and doubtful includes $16.9 million of loans rated doubtful at June 30, 2021. (3) Includes the guaranteed portion of non-accrual SBA loans totaling $47.7 million, $48.2 million, $51.3 million, and $45.7 million at June 30, 2021, March 31, 2021, December 31, 2020, and December 31, 2019, respectively. $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 12/31/19 12/31/20 3/31/21 6/30/21 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 12/31/19 12/31/20 3/31/21 6/30/21 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 12/31/19 12/31/20 3/31/21 6/30/21 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 12/31/19 12/31/20 3/31/21 6/30/21 $0 $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 12/31/19 12/31/20 3/31/21 6/30/21 24

Criticized and Classified – CRE by Property Type ($ in millions) Office Multifamily Retail Warehouse/Industrial Hotel Other $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 12/31/19 12/31/20 3/31/21 6/30/21 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 12/31/19 12/31/20 3/31/21 6/30/21 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 12/31/19 12/31/20 3/31/21 6/30/21 25 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 12/31/19 12/31/20 3/31/21 6/30/21 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 12/31/19 12/31/20 3/31/21 6/30/21 $0 $50 $100 $150 $200 $250 $300 $350 $400 $450 $500 12/31/19 12/31/20 3/31/21 6/30/21

Criticized and Classified – BFG Franchise Finance ($ in millions) Restaurant Concepts (1) Fitness Concepts Other (1) Substandard non-accruing and doubtful includes $0.5 million of loans rated doubtful at June 30, 2021. $0 $20 $40 $60 $80 $100 $120 $140 $160 12/31/19 12/31/20 3/31/21 6/30/21 $0 $20 $40 $60 $80 $100 $120 $140 $160 12/31/19 12/31/20 3/31/21 6/30/21 $0 $20 $40 $60 $80 $100 $120 $140 $160 12/31/19 12/31/20 3/31/21 6/30/21 26

Asset Quality – Delinquencies ($ in millions) Commercial(1) CRE Residential (2) (1) Includes lending subsidiaries (2) Excludes government insured residential loans. $0 $20 $40 $60 $80 $100 $120 $140 12/31/19 12/31/20 3/31/21 6/30/21 $0 $20 $40 $60 $80 $100 $120 $140 12/31/19 12/31/20 3/31/21 6/30/21 $0 $20 $40 $60 $80 $100 $120 $140 12/31/19 12/31/20 3/31/21 6/30/21 27

Investment Portfolio

29 Investment Securities AFS ($ in thousands) The AFS debt securities portfolio of $10.1 billion was in a net unrealized gain position of $67.3 million at June 30, 2021 Portfolio Composition Ratings Distribution Gov 34% AAA 59% AA 5% A 2% US Government and agency 34% Private label RMBS and CMOs 20% Private label CMBS 25% Residential real estate lease- backed securities 6% CLO 9% State Municipal Obligations 2% Other 4% Portfolio Net Unrealized Gain(Loss) Fair Value Net Unrealized Gain(Loss) Fair Value Net Unrealized Gain(Loss) Fair Value US Government and agency 7,593$ 2,463,476$ 24,682$ 3,025,775$ 19,400$ 3,207,665$ Private label RMBS and CMOs 10,840 1,012,177 15,713 998,603 7,148 2,111,727 Private label CMBS 5,456 1,724,684 12,083 2,526,354 14,061 2,594,024 Residential real estate lease-backed securities 2,566 470,025 14,819 650,888 9,176 617,445 CLOs (7,539) 1,197,366 (8,450) 1,140,274 (3,947) 982,267 State and Municipal Obligations 15,774 273,302 21,966 235,709 18,834 228,625 Other 3,656 557,635 4,822 484,806 2,667 392,140 38,346$ 7,698,665$ 85,635$ 9,062,409$ 67,339$ 10,133,893$ December 31, 2019 December 31, 2020 June 30, 2021

Non-GAAP Financial Measures

31 Non-GAAP Financial Measures PPNR is a non-GAAP financial measure. Management believes this measure is relevant to understanding the performance of the Company attributable to elements other than the provision for credit losses and the ability of the Company to generate earnings sufficient to cover estimated credit losses, particularly in view of the volatility of the provision for credit losses resulting from the COVID-19 pandemic. This measure also provides a meaningful basis for comparison to other financial institutions since it is commonly employed and is a measure frequently cited by investors and analysts. The following table reconciles the non-GAAP financial measure of PPNR to the comparable GAAP financial measurement of income before income taxes for the periods indicated (in thousands): June 30, 2021 December 31, 2020 June 30, 2020 Income before income taxes (GAAP) 140,150$ 106,965$ 96,904$ Plus: provision for (recovery of) credit losses (27,534) (1,643) 25,414 PPNR (non-GAAP) 112,616$ 105,322$ 122,318$ Three Months Ended

32 Non-GAAP Financial Measures (continued) ACL to total loans, excluding government insured residential loans, PPP and MWL is a non-GAAP financial measure. Management believes this measure is relevant to understanding the adequacy of the ACL coverage, excluding the impact of loans which carry nominal or no reserves. Disclosure of this non-GAAP financial measure also provides meaningful basis for comparison to other financial institutions. The following table reconciles the non-GAAP financial measurement of ACL to total loans, excluding government insured residential loans, PPP loans and MWL to the comparable GAAP financial measurement of ACL to total loans at the dates indicated (dollars in thousands): June 30, 2021 March 31, 2021 December 31, 2020 Total loans (GAAP) 22,885,074$ 23,361,067$ 23,866,042$ Less: Government insured residential loans 1,863,723 1,759,289 1,419,074 Less: PPP loans 491,960 911,951 781,811 Less: MWL 1,018,267 1,145,957 1,259,408 Total loans, excluding government insured residential loans, PPP loans and MWL (non-GAAP) 19,511,124$ 19,543,870$ 20,405,749$ ACL 175,642$ 220,934$ 257,323$ ACL to total loans (GAAP) 0.77% 0.95% 1.08% ACL to total loans, excluding government insured residential loans, PPP loans and MWL (non-GAAP) 0.90% 1.13% 1.26%